                                                                Exhibit 99.1

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 11-K


(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended       September 30, 2003
                           ----------------------------
                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

          For the transition period from ____________ to ___________


                         Commission file number 1-11556
                                                -------

               UNI-MARTS, INC. RETIREMENT SAVINGS & INCENTIVE PLAN
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                 UNI-MARTS, INC.
-------------------------------------------------------------------------------
          (Name of issuer of the securities held pursuant to the plan)

477 East Beaver Avenue, State College, PA                            16801-5690
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)






                        This Document Contains 18 Pages.
                            Exhibit Index on Page 17.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

TABLE OF CONTENTS
-------------------------------------------------------------------------------
                                                                           Page

INDEPENDENT AUDITORS' REPORT                                                 3

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2003 AND 2002 AND FOR EACH
  OF THE THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 2003:

 Statements of Net Assets Available for Benefits                             4

 Statements of Changes in Net Assets Available for Benefits                  5

 Notes to Financial Statements                                             6-13

SUPPLEMENTAL SCHEDULES AS OF SEPTEMBER 30, 2003:

Schedule H, Line 4(i) - Schedule of Assets Held for Investment Purposes     14

Schedule H, Part IV, Line 4(j) - Schedule of Reportable Transactions        15


Supplemental schedules required under the Employee Retirement Income Security Act of 1974, other than the schedules listed above, are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Trustees and Participants of
 Uni-Marts, Inc. Retirement Savings & Incentive Plan
State College, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan") as of September 30, 2003 and 2002, and the related statements of changes in net assets available for benefits for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 2003 and 2002, and the changes in assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the table of contents is presented for the purpose of additional analysis and are not a required part of basic financial statements, but are supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 2003 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

November 21, 2003

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
-------------------------------------------------------------------------------


                                                          SEPTEMBER 30,
                                                  ------------------------------
                                                     2003                2002
                                                  ----------          ----------
Cash                                              $   38,561          $   12,042

Mutual fund investments, at fair value
  (including $497,493 in 2003 and
   $440,009 in 2002 in the
   Uni-Marts, Inc. Common
   Stock Fund)                                     3,305,694           2,792,210

Participant loans                                     76,698              93,158
                                                  ----------          ----------

NET ASSETS AVAILABLE
 FOR BENEFITS                                     $3,420,954          $2,897,410
                                                  ==========          ==========


The accompanying footnotes are an integral part of these financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
-------------------------------------------------------------------------------

                                                                       YEARS ENDED SEPTEMBER 30,
                                                        -------------------------------------------------------
                                                            2003                  2002                 2001
                                                        -----------           -----------           -----------
Additions:
     Additions to assets attributed to:
          Investment Inoome:
               Net appreciation (depreciation)          $   462,685            $ (586,440)          $(1,621,433)
                  in fair value of plan assets
               Interest and dividend income                  41,059                58,544               390,576
                                                        -----------           -----------           -----------
                                                            503,744              (527,896)           (1,230,857)
          Contributions:
               Participant contributions                    281,964               331,548               397,773
               Employer contributions                        87,362                99,894               109,958
                                                        -----------           -----------           -----------
                                                            369,326               431,442               507,731

               Total additions (deductions)                 873,070               (96,454)             (723,126)
                                                        -----------           -----------           -----------

Deductions:
     Deductions to assets attributed to:
          Payments to participants                         (349,527)             (654,865)             (569,170)
                                                        -----------           -----------           -----------

               Total deductions                            (349,527)             (654,865)             (569,170)
                                                        -----------           -----------           -----------

          Net increase (decrease) in assets                 523,544              (751,319)           (1,292,296)
                                                        -----------           -----------           -----------

Net assets available for benefits:
     Beginning of year                                    2,897,410             3,648,729             4,941,025
                                                        -----------           -----------           -----------
     End of year                                        $ 3,420,954           $ 2,897,410           $ 3,648,729
                                                        ===========           ===========           ===========



The accompanying footnotes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

1.   THE PLAN

     The following summary of the Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan") is provided for general information purposes. Participants should refer to the Plan document for a complete description of the Plan.

     General
     The Plan is a voluntary, defined contribution 401(k) plan for salaried and hourly employees of Uni-Marts, Inc. and its participating subsidiaries (the "Company"), who are over the age of twenty-one and who have completed at least 1,000 hours of service in one twelve consecutive month period. The Plan was established October 1, 1983 and restated effective October 1, 1987 and January 1, 2002. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Contributions
     All participants may direct the Company to contribute from 1% to 3% of their annual compensation to the Plan on their behalf as a basic contribution. An additional amount from 1% to 47% of eligible participant compensation may be deposited to the Plan as a supplemental contribution. Total individual participant contributions may not exceed Internal Revenue Code imposed limits as provided in the Plan. The Company will make matching contributions to the Uni-Marts, Inc. Common Stock Fund equal to $.50 for each $1.00 of basic contribution and may make an optional contribution at the discretion of the Board of Directors. No optional contributions were made in the Plan years 2003, 2002 and 2001. Each participant has at all times a 100% nonforfeitable interest in his/her account balances.

     Investment Options
     Each participant directs his/her participant contribution to be invested and reinvested in one or more of the investment funds selected by the Trustee. The Trustee determines how all amounts credited to a member's optional contribution account, if any, will be invested. All income, expenses, gains or losses attributable to assets held in each investment fund are reflected therein exclusively. The funds vary in degree of risk and investment objectives.

     Loans
     Participants may elect to borrow against the participant's vested balance at a reasonable rate of interest as determined by the Plan Administrator. A participant may borrow up to 50% of the participant's vested balance, with a maximum loan of $50,000. A participant may only have one loan outstanding at any time.

     Withdrawals
     Participants' accounts may be withdrawn upon separation from the Company, death, disability or retirement (regular - age 65; early - age 55). Withdrawals may only be distributed from the Plan in a lump sum form, including earnings on the contributions (except for hardship withdrawals). Participants who have reached age 59 1/2 may take an in-service withdrawal up to the total value of the vested portion of the participant's account. A participant may request a loan or apply for a hardship withdrawal in accordance with the provisions of the Plan. Although it has not announced its intention to do so, the Company has the right to terminate the Plan subject to the provisions of ERISA and the Plan document.


2.   SUMMARY OF ACCOUNTING POLICIES

     Basis of Accounting
     The accompanying financial statements have been prepared on the accrual basis of accounting.

     Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investment Valuation and Income Recognition
     The Plan's investments are stated at fair value as determined by published market prices. The Uni-Marts Inc. Common Stock Fund is valued at its year-end unit closing price (comprised of common stock market price plus uninvested cash position). Except as disclosed in Note 5, investments are participant directed. Income and expenses relating to these investments are recorded on the accrual basis of accounting.

     Purchases and sales of securities are recorded on a trade-date basis. Interest income is accrued when earned. Dividends are recorded on the ex-dividend date. Capital gains distributions are recorded in dividend income.

     Administrative Expenses
     Under the terms of the Plan Agreement, all fees related to the Plan's administration and recordkeeping are paid by the Company and, therefore, are not reported as an expense of the Plan.

     Payment of Benefits
     Benefits are recorded when paid.

3.   ADMINISTRATION OF THE PLAN

     Effective January 1, 2002, the Company has amended the Plan to appoint an individual as the administrator of the Plan. N. Gregory Petrick, Executive Vice President and Chief Financial Officer of the Company has been appointed as the Plan Administrator. All fees related to the Plan's administration and recordkeeping are paid by the Company and, therefore, are not reported as an expense of the Plan.


4.   INVESTMENTS

     Following is a brief description of the twelve funds in which the Plan was invested as of September 30, 2003:

     Federated Automated Cash Management. Money market fund which seeks to provide investors with a high level of current income, a high quality portfolio and liquidity. The fund pursues its objective through corporate money market securities including commercial paper, repurchase agreements, variable rate instruments and bank instruments.

     AIM Aggressive Growth Fund A. Small-cap growth fund which seeks aggressive capital growth by investing in small and mid-sized companies that management believes, will have earnings growth well in excess of the general economy. Fund managers select small to mid-sized companies with new or innovative products, services or processes that may enhance future earnings growth.

     AIM Blue Chip Fund A. Large-cap blend fund which seeks long-term capital growth by investing in shares of large, established companies that are considered to be market leaders in their respective sectors. Market leaders are identified as those companies with superior growth prospects compared with other companies in the same industry, possession of proprietary technology with the potential to bring about major changes within the industry, and/or leading sales within an industry or the potential to become a market leader.

     American Funds Bond Fund of America A. Intermediate-term bond fund, which seeks to provide as high a level of current income as, is consistent with preservation of capital. The fund invests in corporate debt securities, U.S. and other government securities, mortgage related securities, and cash. Up to 25% of assets may be invested in fixed-income securities of corporations and government entities outside the United States.

     American Funds Growth Fund of America A. Large growth fund which seeks to provide long-term growth of capital through a diversified portfolio of common stocks. The fund invests wherever the best growth opportunities may be. The fund emphasizes companies that appear to offer opportunities for long-term growth, and may invest in cyclical companies, depressed industries, turnaround and value situations. The fund invests primarily in common stocks, convertibles, preferred stocks, U.S. government securities, bonds and cash. Up to 15% of assets may be invested in securities of issuers domiciled outside the U.S. and not included in the S&P 500.

     Franklin Small-Mid Cap Growth Fund A. Mid-cap growth fund which seeks long-term capital growth by investing primarily in stocks of small and medium-sized companies with market, cap values of less than $8.5 billion. While the fund invests 80% of its total assets in common stocks of mid- and small-cap U.S. companies, the fund may also invest in equity securities of larger companies, initial public offerings of securities and a very small portion in private or illiquid securities, such as late stage venture capital financings.

     Oppenheimer Global Fund A. World stock fund which seeks capital appreciation by investing mainly in common stocks of U.S and foreign companies. The fund can invest without limit in foreign securities and can invest in any country, including countries with developed or emerging markets. The fund seeks to invest in foreign and U.S. companies with high growth potential, including companies that stand to benefit from global growth trends, businesses with strong competitive positions and high demand for their products or services, and cyclical opportunities in the business cycle and sectors or industries that may benefit from those opportunities.

     Oppenheimer Total Return Fund A. Large blend fund which seeks high total return, which includes capital appreciation in the value of its shares as well as income. The fund emphasizes investment in common stocks of medium and large capitalization companies. The fund invests mainly in equity securities for the purpose of seeking capital appreciation, but may also invest in debt securities to seek income when economic conditions are appropriate. The allocation between equity and debt securities may vary over time, depending on where the best opportunities are to pursue total return.

     Selected American Shares. Investment objective is to achieve both capital growth and income. In the current market environment, it is expected that current income will be low. Under normal circumstances the Fund invests at least 65% of its total assets in securities issued by American Companies. Beginning July 31, 2003 this percentage has changed to 80% of its assets plus any borrowing for investment purposes. Under normal circumstances the Fund invests the majority of its assets in equity securities issued by companies with market capitalization of at least $10 billion.

     MFS Strategic Value A. The fund's investment objective is to provide capital appreciation. The fund's objective may be changed without shareholder approval. (High Risk) Principal Investment Policies: The fund invests, under normal market conditions, at least 65% of its net Assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts, of companies which the fund's investment advisor, Massachusetts Financial Services Company (MFS) believes are undervalued in the market relative to their long term potential.

     Federated Income Institutional Shares: The fund's investment objective is current income. While there is no assurance that the fund will achieve its investment objective, it endeavors to do so by following the strategies and policies described set forth. The fund pursues its objective by investing primarily in U.S. government securities, including mortgage-backed securities and collateralized mortgage obligations. The fund limits its investments to those that would enable it to qualify as a permissible investment for national banks and federal savings associations.

     Uni-Marts, Inc. Common Stock Fund. Company stock fund which seeks capital appreciation. Typically, the fund is comprised of approximately 3% cash, with the remaining being invested in shares of Uni-Marts common stock, although, at September 30, 2003, the cash balance was approximately 3.1% of the fund. The stock is traded on the American Stock Exchange. The symbol for the stock is UNI.

     At the discretion of the individual participant, contributions can be allocated among the respective funds described above or contributions can be managed by Vantage Investment Advisors, LLC. Lifestyle Options are professionally allocated, managed and monitored portfolio investment pools for 401(k) Plans. The Lifestyle Option portfolios are diversified across various asset classes and investment styles. Participants choose an allocation, ranging from Ultra Conservative to Ultra Aggressive, that fits their individual risk and return objectives. The same mutual funds described above are used in the Lifestyle Options.

     During 2003, 2002 and 2001, the Plan purchased from Uni-Marts, Inc. 33,319; 31,846 and 18,200 shares of its common stock at a cost of $42,355; $68,487 and $33,911, respectively. For the 2003, 2002 and 2001 Plan years, the price paid for the shares was as traded on the American Stock Exchange. Effective January 1, 2001, Uni-Marts common stock in the Plan converted to the Uni-Marts, Inc. Common Stock Fund.

     The following presents investments that represent 5 percent or more of the Plan's Assets at September 30, 2003 or September 30, 2002.

                                                          2003                  2002
                                                          ----                  ----
     AIM Aggressive Growth Fund A                       $211,752              $179,131

     AIM Blue Chip Fund A                               $483,268              $408,821

     American Funds Bond Fund of America A              $698,610              $569,178

     American Funds Growth Fund of America A            $635,173              $522,671

     Federated Automated Cash Management                $177,827              $153,028

     Franklin Small-Mid Cap Growth Fund A               $183,143              $146,769

     Oppenheimer Global Fund A                          $328,078              $274,776

     Uni-Marts, Inc. Common Stock Fund                  $497,493              $440,009


     During the years ended September 30, 2003, 2002, and 2001, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value by $462,685, ($586,440), and ($1,621,433), respectively, as follows:

     Investments, at fair value

                                                     Years Ended September 30, 2003
                                             ------------------------------------------------
                                               2003              2002                2001
                                             --------         ---------           -----------
                Mutual funds                 $451,013         $(330,630)          $(1,703,079)
                Uni-Marts Common
                   Stock Fund                  11,672          (255,810)               81,646
                                             --------         ---------           -----------
                                             $462,685         $(586,440)          $(1,621,433)
                                             ========         =========           ===========


5.   NONPARTICIPANT-DIRECTED INVESTMENTS

     Information about the assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments included in the accompanying financial statements is summarized as follows:

                                                             September 30,
                                               -----------------------------------------
                                                 2003             2002            2001
                                               --------         --------        --------
     Net assets:
         Uni-Marts, Inc. Common Stock Fund     $381,048         $329,903        $484,299
                                               ========         ========        ========

                                                                   September 30,
                                                             --------------------------
                                                               2003              2002
                                                             --------         ---------
     Changes in net assets
         Contributions                                       $ 87,362         $  99,894
         Net appreciation                                       8,726          (187,575)
     Benefits paid to participants                            (44,943)          (66,715)
                                                             --------         ---------
                                                             $ 51,145         $(154,396)
                                                             ========         =========


6.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                        Year Ended
                                                                       September 30,
                                                                            2003
                                                                       ------------
     Benefits paid to participants per the financial statements         $   349,527
     Add:  Amounts allocated to withdrawing participants
       at September 30, 2003                                                (23,312)
     Less:  Amounts allocated to withdrawing participants
       at September 30, 2002                                                      0
                                                                        -----------
     Benefits paid to participants per Form 5500                        $   372,839
                                                                        ===========

                                                                        Year Ended
                                                                       September 30,
                                                                           2002
                                                                       ------------
     Benefits paid to participants per the financial statements         $   654,865
     Add:  Amounts allocated to withdrawing participants
       at September 30, 2002                                                      0
     Less:  Amounts allocated to withdrawing participants
       at September 30, 2001                                                      0
                                                                        -----------
     Benefits paid to participants per Form 5500                        $   654,865
                                                                        ===========

                                                                        Year Ended
                                                                       September 30,
                                                                           2001
                                                                       -------------
     Benefits paid to participants per the financial statements         $   569,170
     Add:  Amounts allocated to withdrawing participants
       at September 30, 2001                                                      0
     Less:  Amounts allocated to withdrawing participants
       at September 30, 2000                                                 (4,872)
                                                                        -----------
     Benefits paid to participants per Form 5500                        $   564,298
                                                                        ===========

     Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to September 30 but not yet paid as of that date.

     The following is a reconciliation of cash according to the financial statements to Form 5500:

                                                                        Year Ended
                                                                       September 30,
                                                                           2003
                                                                       -------------
     Cash per financial statements                                      $    38,561
     Add:  Amounts included in money market
       account at September 30, 2003                                        139,266
                                                                        -----------
     Cash on Form 5500                                                  $   177,827
                                                                        ===========


Amounts included in Form 5500 have been contributed by participants to the money market Plan investment election.

7.   TAX STATUS

     The Plan and the trust established under the Plan to hold the Plan's assets are both tax-qualified pursuant to the appropriate sections of the Internal Revenue Code ("IRC"), and, accordingly, the trust's net investment income is exempt from income taxes. The Plan obtained its latest determination letter on October 9, 2001, in which the IRS stated that the Plan, as then designed, was in compliance with the applicable requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been made in the accompanying financial statements.


8.   PLAN TERMINATION

     Although it has not expressed to do so, the Plan Administrator has the right under the Plan to terminate the Plan subject to the provisions of ERISA.


9.   PARTY IN INTEREST TRANSACTIONS

     Investments in the Uni-Marts, Inc. Common Stock Fund are shares in common stock of Uni-Marts, Inc., the Plan Sponsor. The transactions related to such investments qualify as party-in-interest transactions. The Plan does not consider benefits paid by the Plan to be party-in-interest transactions.


                                      *****

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

SCHEDULE H, LINE 4(I) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES SEPTEMBER 30, 2003
-------------------------------------------------------------------------------


                                                                                                                CURRENT
IDENTITY OF ISSUE                                   DESCRIPTION OF INVESTMENT                                    VALUE

Federated Automated Cash Management                 Money Market Account                                       $  177,827
AIM Aggressive Growth Fund A                        Small-Cap Growth Stock Mutual Fund                            211,752
AIM Blue Chip Fund A                                Large-Cap Blend Stock Mutual Fund                             483,268
American Funds Bond Fund of America A               Intermediate Term Bond Mutual Fund                            698,610
American Funds Growth Fund of America A             Large Growth Stock Mutual Fund                                635,173
Federated Income Trust Institutional Shares         Government Securities                                             288
Franklin Small-Mid Cap Growth Fund A                Mid-Cap Growth Stock Mutual Fund                              183,143
MFS Strategic Value A                               Capital Appreciation Funds                                          0
Oppenheimer Global Fund A                           World Stock Mutual Fund                                       328,078
Oppenheimer Total Return Fund A                     Large Blend Stock Mutual Fund                                 128,625
Selected American                                   Capital Growth and Income Funds                                     0
Uni-Marts, Inc.** Common Stock Fund                 Company Common Stock                                          497,493
Employee Loans Receivable                           Maturing 2003 - 2010, interest from 5.75% to 9.50%             76,698
                                                                                                               ----------

Total                                                                                                          $3,420,954
                                                                                                               ==========


**Indicates party-in-interest to the Plan

UNI-MARTS, INC.                                                  SCHEDULE II
RETIREMENT SAVINGS & INCENTIVE PLAN

SCHEDULE H, PART IV, LINE 4(J) - SCHEDULE OF REPORTABLE TRANSACTIONS
SEPTEMBER 30, 2003
------------------------------------------------------------------------------


                                                                                                    CURRENT VALUE
                                                                                                     OF ASSET ON
      IDENTITY OF              DESCRIPTION          PURCHASE         SELLING          COST OF        TRANSACTION       NET GAIN
    PARTY INVOLVED              OF ASSET             PRICE            PRICE            ASSET            DATE           OR (LOSS)
    --------------              --------             -----            -----            -----            -----          ---------
Series of Transactions:

Uni-Marts, Inc.**           Company Common          $48,312                           $42,356          $48,312          $ 5,956
 Common Stock Fund          Stock                                    $45,879          $45,879          $45,879

Total


**Indicates party-in-interest to the Plan

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


         UNI-MARTS, INC.
         RETIREMENT SAVINGS & INCENTIVE PLAN



          /S/ N. GREGORY PETRICK
         ---------------------------------
         N. Gregory Petrick
         Executive Vice President and
            Chief Financial Officer

                                  EXHIBIT INDEX


                                                                        Page(s)

  23      Consent of Independent Certified Public Accountants.            18

                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of No. 33-9807 of Uni-Marts, Inc. on Form S-8 of our report dated November 21, 2003, appearing in the Annual Report on Form 11-K of Uni-Marts, Inc. Retirement Savings & Incentive Plan for the year ended September 30, 2003.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December  19, 2003